HAWKINS ACCOUNTING
--------------------------------------------------------------------------------
CERTIFIED PUBLIC ACCOUNTANT                   341 MAIN STREET SALINAS, CA. 93901
                                              (831) 759-2480  FAX (831) 759-2482


                       CONSENT OF THE INDEPENDENT AUDITOR
                       ----------------------------------


As the independent auditor for Home Web Incorporated, I hereby consent to the Incorporation by reference in this Form 10K Statement of my report, relating to the financial statements and financial statement schedule of Home Web Incorporated for the period ending September 30, 2000 and December 31, 1999. The Report is dated December 15, 2000.


/s/  R. Richard Hawkins II
R. Richard Hawkins II
Hawkins Accounting